UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2004

LIPID SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-497	43-0433090

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

7068 Koll Center Parkway, Suite 401, Pleasanton, California	94566

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 249-4000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
SIGNATURE

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     On September 23, 2004, the Company’s Board of Directors appointed Sandra Gardiner, the Company’s Chief Accounting Officer, as the Company’s Chief Financial Officer. Ms. Gardiner has no family relationship with any director or executive officer of the Company.

     We incorporate by reference into this Form 8-K the information related to Ms. Gardiner’s employment agreement, her annual salary, her business experience and her age from our definitive proxy statement relating to our 2004 annual meeting of stockholders under the captions “Management — Executive Officers,” “Management — Executive Compensation” and “Management — Employment Contracts, Termination of Employment and Change-in-Control Arrangements.” In connection with her appointment as Chief Financial Officer, Ms. Gardiner’s annual salary was increased by $10,000.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lipid Sciences, Inc.
Date: September 29, 2004	By:	/s/ S. Lewis Meyer
		Name:	S. Lewis Meyer
		Title:	Chief Executive Officer and President